EX-99.B11-ciconsnt


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 57 to Registration Statement No. 2-36008 of our report dated May 8, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also are a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
June 26, 1998